UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

LEGEND OIL AND GAS, LTD.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Securities Exchange Act of 1934

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Legend Oil and Gas, Ltd.

1218 Third Avenue, Suite 505

Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on August 29, 2012

You are invited to attend the 2012 Annual Meeting of Shareholders of Legend Oil and Gas, Ltd. The meeting will be held on the 29th day of August, 2012 at 10:00 a.m., Pacific Time, at the Fairmont Hotel, 4500 MacArthur Blvd., Newport Beach, California. The meeting will be held for the following purposes:

1.	Elect as directors the three nominees named in the attached proxy statement, each to serve for a one-year term;

2.	Ratify the appointment of Peterson Sullivan, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012;

3.	Approve the Legend Oil and Gas, Ltd. 2011 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice. The Proxy Statement is accompanied by a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Only shareholders of record at the close of business on July 16, 2012 will be able to vote at the meeting.

Your vote is important. Please submit a proxy through the internet or, if this proxy statement was mailed to you, by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed reply envelope. If you plan to attend the meeting, please mark the appropriate box on the proxy so the Company can prepare an accurate admission list. If you attend the meeting and prefer to vote in person, you will be able to do so. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to attend and vote at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

/s/ James Vandeberg
Secretary

Seattle, Washington

July 23, 2012

Legend Oil and Gas, Ltd.

1218 Third Avenue, Suite 505

Seattle, Washington 98101

PROXY STATEMENT

2012 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of Legend Oil and Gas, Ltd. (the “Company” or “Legend”) solicits your proxy in the form enclosed with this proxy statement. The proxy will be used at the 2012 Annual Meeting of Shareholders, which will be held on August 29, 2012 at 10:00 a.m., Pacific Time, at the Fairmont Hotel located at 4500 MacArthur Blvd, Newport Beach, California. The proxy may also be used at any continuation or adjournment of the meeting. You may submit your proxy to us by mail using the enclosed proxy form. The Company intends to mail, on or about July 23, 2012, a printed copy of this proxy statement and the enclosed proxy form and voting instructions to all shareholders of record on July 16, 2012 (the “Record Date”). A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including financial statements, accompanies this Proxy Statement.

Shareholders of record at the close of business on July 16, 2012 are entitled to notice of and to vote at the meeting or any adjournment thereof. The Company’s outstanding voting securities on July 16, 2012 consisted of 74,854,241 shares of common stock and 1,700,000 shares of convertible preferred stock, (the “Outstanding Shares”) each of which is entitled to one vote on all matters to be presented at the meeting. The common stock and the preferred stock do not have cumulative voting rights.

Quorum; Approval Requirements

The presence, in person or by proxy, of holders of record of at least 50% of the Outstanding Shares constitutes a quorum at the Annual Meeting. Assuming the presence of a quorum, the following sets forth the shareholder approval requirements under Colorado law and our Articles of Incorporation for each matter to be presented at the Annual Meeting:

•	the election of directors requires a plurality of votes represented in person or by proxy at the meeting,

•	ratification of the appointment of Peterson Sullivan, LLP as our auditors for the year ended December 31, 2012 requires that the votes cast in favor exceed the votes cast against the proposal; and

•	approval of the 2011 Stock Incentive Plan requires that the votes cast in favor exceed the votes cast against the proposal.

Corporate Stock Transfer, Inc., our transfer agent, will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

If you hold your shares in “street name,” you are the beneficial owner of the shares, but the record owner of the shares is your brokerage firm or bank. If you fail to vote your shares, your brokerage firm or bank, as the record owner of the shares, may have discretionary authority to vote the shares. However, your brokerage firm, bank, or other nominee is only permitted by applicable regulatory requirements to vote your shares on “routine matters” without specific instructions from you, the beneficial owner of the shares. Neither the vote on the election of directors or approval of the 2011 Stock Incentive Plan is considered a routine matter; consequently, your broker may NOT vote your shares on either such proposal unless they receive specific instructions from you. Broker non-votes will be included in determining the presence of a quorum.

A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum.

Abstentions and broker non-votes will not be counted either in favor of or against the election of the director nominees, ratification of our auditors or approval of the 2011 Stock Incentive Plan.

Voting By Proxy

If you have properly submitted your proxy and have not revoked it prior to the Annual Meeting, we will vote your shares according to your instructions on the proxy. If you do not provide any instructions, we will vote your shares: (a) “FOR” the nominees listed in Proposal 1; (b) “FOR” Proposals 2 and 3; and (c) in accordance with the recommendations of the Company’s management on other business that properly comes before the meeting or matters incident to the conduct of the meeting.

Voting in Person

If you submit a proxy or voting instructions, you do not need to vote in person at the annual meeting. However, we will pass out written ballots to any shareholder of record or authorized representative of a shareholder of record who wants to vote in person at the annual meeting rather than by proxy. Voting in person will revoke any proxy previously given. If you hold your shares through a broker, bank or other nominee, you must obtain a legal proxy from your broker, bank or nominee authorizing you to vote your shares in person, which you must bring with you to the special meeting.

Revocability of Proxies

Any shareholder who executes a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. If you properly submit your proxy but attend the meeting and choose to vote personally, our ability to exercise the proxy will be suspended. You also may revoke your proxy by notifying James Vandeberg, the Secretary of the Company, in writing at the address listed above prior to our exercise of the proxy at the Annual Meeting or any adjournment of the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL 1: ELECTION OF DIRECTORS

We Recommend a Vote “FOR” All Nominees

The Board of Directors presently consists of four directors. The term of office of each director expires at the 2012 Annual Meeting. Directors serve until their respective successors have been elected and qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors. Messrs. Vandeberg, Diamond-Goldberg, and Busey are nominees for reelection, each of whom is currently a member of the Board of Directors. Current director, Alan Jochelson, is not standing for reelection.

The following table provides the name, age, principal occupation and other directorships of each nominee, the year in which he became a director of the Company and the year in which his term expires. Except as otherwise noted, each has held his principal occupation for at least five years. The table also includes a summary of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee is qualified to serve on the Board.

If a quorum of shares is present at the meeting, the three nominees for director who receive the greatest number of votes cast at the meeting will be elected directors. In the event that any of the nominees is unable or declines to serve as a director at or prior to the time of the Annual Meeting (an event that currently is not anticipated by management), the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose. Each of the nominees has agreed to serve if elected and we have no reason to believe that they will be unable to serve.

Nominees

Name, Age, Principal Occupation, Other Directorships, Qualifications, Skills and Expertise	Director Since

Marshall Diamond-Goldberg – 58	2010
Mr. Diamond-Goldberg has served as our President and a director since September 1, 2010. He also serves as President and a director of our wholly owned subsidiary, Legend Energy Canada, Ltd. Mr. Diamond-Goldberg is a professional geologist with over 30 years’ experience in the oil and gas sector. From August 2010 until his resignation on July 1, 2011, he held the position of director of International Sovereign Energy Corp., an oil and gas exploration and production company. Since 1997, Mr. Diamond-Goldberg has been the President of Marlin Consulting Corporation providing services to oil and gas companies. From July 2008 until April 2011, he served as President, a director and chairman of reserve reporting for JayHawk Energy Inc., a publicly traded oil and gas company. He was the President, co-founder and director of Manhattan Resources Ltd., a TSX listed and publicly traded junior oil and gas production and exploration company, between 1997 and 2001 and subsequently held the same post at Trend Energy Inc. and Strand Resources Ltd., both private oil and gas producers until their sales in May 2004 and in 2008, respectively. Mr. Diamond-Goldberg is a member of the American Societies of Professional Geologists, as well as the Association of Professional Engineers, Geologists and Geophysicists of Alberta. We believe Mr. Diamond-Goldberg is qualified to serve on our board of directors because of his extensive knowledge and experience in the oil and gas industry, and his prior service as an executive officer and director with other public companies.

James Vandeberg – 68	2010
Mr. Vandeberg has served as a director and executive officer since May 18, 2010. He was the sole officer and director until September 1, 2010 when he resigned as President. At that time he becaome Vice Presidnet, Chief Financial Officer and Secretary. On June 30, 2012 he resigned as Chief Financial Officer. Mr. Vandeberg is currently Vice Presidnet and Secretary. He has been an attorney practicing in Seattle, Washington since 1996. He specializes in corporate finance with an emphasis on securities and acquisitions. Prior to practicing in Seattle, he was corporate counsel and secretary to Denny’s Inc. and Carter Hawley Hales Stores, Inc., each listed on the NYSE. He graduated from NYU Law School in 1969 where he was a Root-Tilden Scholar and holds a BA degree in accounting from the University of Washington. Mr. Vandeberg is a director of American Sierra Gold Corp., REGI US, Inc., IAS Energy, Inc. and ASAP Holdings, Inc., all of which are publicly reporting companies with capital stock traded on the OTC Bulletin Board. We believe Mr. Vandeberg is qualified to serve on our board of directors because of his prior service on other public company boards of directors and his legal background contribute legal expertise in matters of business and securities law.

John Busey – 64	2012
Mr. Busey was appointed to our board of directors on February 7, 2012. Mr. Busey is currently retired and has more than 30 years of senior executive financial experience. From April 2006 until his retirement in August 2008, Mr. Busey served as chief financial officer of Pacific Crest Communities, a Southern California based homebuilder, where he was responsible for capital and financial controls and overseeing its credit facilities. From July 1999 through June 2001, Mr. Busey was the president and a director of Cyber Merchants Exchange, a technology company quoted on the OTC Bulletin Board, where he was charged with raising debt and equity capital and implementing a complex business plan. Mr. Busey’s prior experience includes senior executive experience in the areas of finance, banking and investment functions, mergers and acquisitions, divestitures, corporate restructurings and recapitalizations. Mr. Busey received his B.S. in Finance and Economics, from Menlo School of Business, and his M.B.A. from the University of Southern California. He also completed the Senior Executive Financial Management Program at Stanford University’s Graduate School of Business. We believe Mr. Busey is qualified to serve on our board of directors because his prior service as chief financial officer and senior executive experience with other companies contribute management experience and financial and accounting expertise.

The Board of Directors recommends a vote FOR all nominees set forth in Proposal 1.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

As of July 16, 2012, our Board of Directors consists of four directors and we have three executive officers. The term of office of each director expires at the annual meeting of our shareholders. Directors serve until their respective successors have been elected and qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors.

Set forth below is biographical information for each of our current directors and executive officers.

Name	Age	Position
Marshall Diamond-Goldberg	58	President and Director
James Vandeberg	68	Vice President, Secretary and Director
Kyle Severson	41	Chief Financial Officer
John F. Busey	65	Director
Alan Jochelson	53	Director

None of our directors or executive officers is related by blood, marriage or adoption.

Directors

For the biographical summary of our three director-nominees, see “Proposal 1. Election of Directors – Nominees” above.

Executive Officers

In addition to Messrs. Diamond-Goldberg and Vandeberg, following is biographical information for our other executive officer. Mr. Diamond-Goldberg’s and Mr. Vandeberg’s biographical information is set forth above under “Proposal 1. Election of Directors – Nominees.”

Kyle Severson	Kyle Severson age 41, was appointed as the Company’s Chief Financial Officer on June 30, 2012. Mr. Severson, age 41, is a professional accountant with 18 years of experience in the oil and gas industry. He joined the Company in November 2011 as Controller. Prior to that, he served as Controller for Argosy Energy Inc. from 2008 to 2011, and Accrete Energy Inc. from 2004-2008, both publicly traded entities on the Toronto Stock Exchange. Mr. Severson is a Certified Management Accountant, and holds a Bachelor of Commerce degree from Athabasca University and a Masters of Business Administration from the Haskayne School of Business.

Board of Directors and Committee Meetings

Under Colorado law, the Company is managed under the direction of the Board of Directors. The Board establishes broad corporate policies and authorizes various types of transactions, but it is not involved in day-to-day operational details. During fiscal 2011, the Board did not hold any regular meetings. All action was taken by unanimous written consent.

We do not currently have a Chairman of the Board. We have not established a written position description for our Chairman of the Board or for the Chairs of any of the Board Committees; rather, a primary function of those positions is to set the agenda for and lead the meetings.

The Company encourage but do not require members of the Board to attend the Annual Meeting.

The Board has two standing committees, the Audit Committee and the Compensation Committee. These Committees were formed in February 2012. During fiscal 2011, the entire Board of Directors filled the functions of the Audit Committee and the Compensation Committee. Mr. Busey and Mr. Jochelson currently serve on these committees. The functions of the committees are described in subsequent sections.

Audit Committee

The Audit Committee of the Board is responsible for, among other things, the appointment of the independent registered public accounting firm for the Company, reviewing with the independent registered public accounting firm the plan and scope of the audit and approving audit fees, monitoring the adequacy of reporting and internal controls, and meeting periodically with the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

During 2011, our entire Board of Directors served the role of the Audit Committee. In February 2012, we established a separately designated Audit Committee of the Board consisting of two independent directors, John Busey and Alan Jochelson. Our Board has determined that Mr. Busey qualifies as an “audit committee financial expert” within the meaning of SEC rules. Each of the directors on the Audit Committee qualifies as an “independent director” within the meaning of Securities and Exchange Commission (“SEC”) rules and the listing standards of The Nasdaq Stock Market.

The Board has adopted a written charter for the Audit Committee. The current version of the Audit Committee charter is [is currently available on our Web site at www.legendoilandgas.com.

Compensation Committee

The Compensation Committee of the Board is responsible for, among other things, determining the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company.

During 2011, our entire Board of Directors served the role of the Compensation Committee. In February 2012, we established a separately designated Compensation Committee of the Board consisting of two independent directors, John Busey and Alan Jochelson. Each of the directors on the Compensation Committee qualifies as an “independent director” within the meaning of Securities and Exchange Commission (“SEC”) rules and the listing standards of The Nasdaq Stock Market.

The Board has adopted a written charter for the Compensation Committee. The current version of the Compensation Committee charter is [is currently available on our Web site at www.legendoilandgas.com.

Nominating Committee

The Board does not have a standing nominating committee. Rather, the functions of a nominating committee are performed by the entire Board of Directors and all directors participate in considering director nominees. We believe that this is appropriate, due to the small size of our Board of Directors.Our Board does not have a formal process for identifying new director nominees. In identifying candidates to be directors, the Board seeks persons it believes to be knowledgeable in our business or industry experience, or some aspect of it which would benefit our company. The Board believes that the minimum qualifications for serving on our Board are that each director has an exemplary reputation and record for honesty and integrity in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters, have an ability to review and understand our financial and other reports, and to discuss such matters intelligently and effectively. The Board will take into account whether a candidate qualifies as “independent” under applicable SEC rules and exchange listing requirements. If a nominee is sought for service on the Audit Committee, the Board will take into account the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.” Each candidate also needs to exhibit qualities of independence in thought and action. Finally, a candidate should be committed to the interests of our stockholders, and persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board.

The Board is open to receiving recommendations from shareholders as to potential candidates it might consider, and the Board gives equal consideration to all director nominees, whether recommended by our shareholders, management or current directors. A shareholder wishing to submit a director nomination should send a letter to the Board of Directors, c/o Corporate Secretary, Legend Oil and Gas, Ltd., 1218 Third Avenue, Suite 505, Seattle, WA 98101. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth above; although satisfaction of such minimum qualification standards does not imply that the Board necessarily will nominate the person so recommended by a shareholder. In addition, for nominees for election to the Board proposed by shareholders to be considered, the following information must be timely submitted with the director nomination:

•	the name, age, business address and, if known, residence address of each nominee;

•	the principal occupation or employment of each nominee;

•	the number of shares of our common stock beneficially owned by each nominee;

•	the name and address of the shareholder making the nomination and any other shareholders known by such shareholder to be supporting such nominee;

•	the number of shares of our common stock beneficially owned by such shareholder making the nomination, and by each other shareholder known by such shareholder to be supporting such nominee;

•	any other information relating to the nominee or nominating shareholder that is required to be disclosed under SEC rules in order to have a shareholder proposal included in our proxy statement; and

•	a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice.

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board of directors. In setting director compensation, the board of directors considers the significant amount of time that directors expend in fulfilling their duties as well as the skill level required of members of the board of directors.

In addition to cash and stock-based compensation, non-employee directors are reimbursed for their out-of-pocket expenses, in accordance with our reimbursement policies, incurred in attending meetings of the board of directors and committee meetings and conferences with our senior management. We also maintain directors’ and officers’ liability insurance on all of our directors and executive officers. Directors who are our employees receive no compensation for their service as directors.

During 2011, our board of directors consisted solely of Messrs. Diamond-Goldberg and Vandeberg. We did not pay any additional compensation to these directors for their service as a director during 2011, and their compensation was solely for their service as executive officers.

On February 7, 2012, we increased the size of the Board to four directors and appointed two new independent directors to the Board, and we adopted the following compensation for our non-employee directors:

Cash Compensation

Non-employee Director Board Meeting Attendance Fee (in person or telephonic)	$1,000
Non-employee Director Committee Meeting Attendance Fee (in person or telephonic)	$1,000
Chair of Board Committee Annual Retainer	$3,000

Equity Compensation

Beginning from February 7, 2012, each non-employee director receives an annual stock option grant for 20,000 shares of common stock, with an exercise price equal to the fair market value of the common stock on the date of grant and a term of ten years. The stock option awards are fully vested on the date of grant.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The Nasdaq Stock Market to determine whether our directors are independent. No member of the Board is considered independent unless the Board of Directors affirmatively determines that the member has no material relationship with Legend or any of its subsidiaries (either directly or as a partner, shareholder or officer of an entity that has a relationship with Legend or any of its subsidiaries). The Board has reviewed the relationships between each of the directors and Legend and its subsidiaries and has determined that Messrs. Busey and Jochelson are independent under the Nasdaq listing standards and have no material relationships with Legend or its subsidiaries (other than being a director or shareholder of Legend). Messers Diamond-Goldberg and Vandeberg are not independent directors because they are executive officers of Legend.

Shareholder Communications

Shareholders and other interested parties may communicate with the Board of Directors by written inquiries sent to Legend Oil and Gas, Ltd., Attention: Directors, 1218 Third Avenue, Suite 505, Seattle, WA 98101. Legend’s outside counsel will review these inquiries or communications. Communications other than advertising or promotions of a product or service will be forwarded to the directors. Shareholders and other interested parties may send communications to specified individual directors using the same procedures.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are also required by SEC regulations to furnish us with copies of all such ownership reports they file. SEC regulations also require us to identify in this Report any Reporting Person who failed to file any such report on a timely basis.

Except as set forth below, we believe that all Reporting Persons complied with all applicable Section 16(a) filing requirements for fiscal year 2011, based solely on our review of the copies of such reports received or written communications from certain Reporting Persons:

•	Marshall Diamond-Goldberg had one late Form 4, reporting one transaction (the grant to him of stock options in December 2011); and

•	James Vandeberg had one late Form 4, reporting one transaction (the grant to him of stock options in December 2011).

AUDIT COMMITTEE DISCLOSURES

Report of the Audit Committee

The Audit Committee reports as follows:

•

The Audit Committee reviewed the Company’s audited financial statements and discussed them with management. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also reviewed and discussed the audited consolidated financial information with management and Peterson Sullivan LLP, the Company’s independent registered public accounting firm, including a discussion of the quality, and not just the acceptability, of the accounting principles and the reasonableness of significant judgments. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination and the overall quality of the Company’s financial reporting.

•	The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board standards.

•

The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications concerning independence. The Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.

•

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Audit Committee of the Board of Directors

John Busey

Alan Jochelson

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO SUCH FILING.

Selection of Independent Registered Public Accounting Firm

The Audit Committee also has appointed Peterson Sullivan LLP to be the Company’s independent registered public accounting firm for fiscal 2012. Peterson Sullivan LLP has served as our auditors since January , 2010.

Policy for Approval of Audit and Permitted Non-Audit Services

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Peterson Sullivan, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter requires that the Committee review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent auditors. In addition, all additional non-audit matters to be provided by the independent auditors must be pre-approved.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows for each of the fiscal years ended December 31, 2011 and 2010 all compensation awarded, earned by or paid to Mr. Marshall Diamond-Goldberg, our President, and Mr. James Vandeberg, our Vice President, Secretary and former Chief Financial Officer (our “NEOs”):

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)		All Other Compensation ($)		Total Compensation ($)
Marshall Diamond- Goldberg	2011	$206,313	(1)	$60,000	(2)	$1,451,805	(3)	$9,650	(4)	$1,727,768
President	2010	24,000		—		—		1,200	(4)	25,200
James Vandeberg	2011	154,999	(5)	50,000	(2)	1,306,624	(3)	—		1,511,623
Former Chief Financial Officer(5), Vice President, and Secretary	2010	37,500		—		—		—		37,500

(1)	Marlin Consulting Corp., of which Mr. Diamond-Goldberg is the sole beneficial owner, was paid $8,000 per month in fees from us in accordance with the consulting services agreement entered into by and between us and Marlin Consulting Corp. effective September 1, 2010. Effective July 1, 2011, Mr. Diamond-Goldberg’s compensation was increased to $26,250 per month.
(2)	On October 24, 2011, we awarded bonuses to management in recognition of the completion of the acquisition of the Canadian Assets. Those bonuses were in the following amounts: $60,000 to Mr. Diamond-Goldberg and $50,000 to Mr. Vandeberg.
(3)	The amounts reported in the Option Awards column represent the grant date fair value of such awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 6 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year ended December 31, 2011 regarding the assumptions underlying the valuation of equity awards.
(4)	Represents tax gross-up payments paid to Mr. Diamond-Goldberg to cover applicable taxes as a Canadian citizen.
(5)	Mr. Vandeberg’s salary was $5,000 per month from June 2010 to July 2011. Effective July 1, 2011, Mr. Vandeberg’s compensation was increased to $20,833 per month. Effective May 1, 2012, Mr. Vandeberg’s compensation was decreased to $10,000 per month. Effective June 30, 2012 he resigned as CFO of the Company and his compensation was decreased to $5,000. Mr. Vandeberg continues as Vice President and Secretary of the Company.

Compensation Philosophy and Objectives

Our executive compensation program that we apply to our NEOs will be designed to attract and retain qualified and experienced executives who will contribute to our success. The executive compensation program is designed to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. The board of directors has sole and unfettered discretion with respect to decisions regarding the compensation of the NEOs.

Elements of Compensation

Our executive compensation program is anticipated to consist of two components: (i) base compensation, and (ii) a long-term compensation component in the form of stock options and stock awards. Both components are determined and administered by the board of directors. The stock incentive component is expected to form an essential part of the NEOs’ compensation.

Base Compensation

Base compensation for the NEOs is reviewed from time to time and set by the board of directors, and is based on the individual’s job responsibilities, contribution, experience and proven or expected performance, as well as to market conditions. In setting base compensation levels, consideration will be given to such factors as level of responsibility, experience and expertise. Subjective factors such as leadership, commitment and attitude will also be considered.

Stock Options and Awards

To provide a long-term component to the executive compensation program, our executive officers, directors, employees and consultants may be granted Options and Awards (as those terms are defined below) under our 2011 Stock Incentive Plan. The maximization of stockholder value is encouraged by granting equity incentive awards. The President will make recommendations to the board of directors for the other executive officers and key employees. These recommendations take into account factors such as equity compensation given in previous years, the number of Options and Awards outstanding per individual and the level of responsibility.

Narrative Disclosure to Summary Compensation Table

We have a consulting services agreement with Marlin Consulting Corp., of which Mr. Diamond-Goldberg is the sole owner, effective September 1, 2010. Pursuant to this agreement, Mr. Diamond-Goldberg serves as our President and as a consulting expert to us due to his specialized skills and extensive knowledge in the oil and gas industry, corporate finance and management. The agreement provides that Marlin Consulting Corp. is to be compensated at $6,000 per month during 2010 and $8,000 per month beginning in January 2011 and thereafter until the agreement terminates, plus a gross-up to cover applicable taxes and expense reimbursement for approved expenses. Effective July 1, 2011, the base compensation amount was increased by the board of directors to $26,250 per month. The term of the agreement is for one year and renews automatically on the anniversary of its effective date, unless otherwise terminated by the parties. Mr. Diamond-Goldberg is to be reimbursed for out-of-pocket expenses reasonably incurred by him on our behalf or on behalf of Legend Canada.

Mr. Diamond-Goldberg is eligible to participate in our 2011 Stock Incentive Plan or any bonus plan approved by the board of directors as provided in his agreement with us. During 2011, Mr. Diamond-Goldberg was granted two stock option awards, each for 500,000 shares of common stock, pursuant to our 2011 Stock Incentive Plan, with an exercise price equal to the closing price of our common stock on the date of the grant. Each option vests at the following schedule: one-third is fully vested upon grant, one-third vests on the one-year anniversary of the date of grant, and the final one-third vests on the two-year anniversary of the date of grant, in each case subject to his continued employment.

We do not have an employment or consulting agreement with Mr. James Vandeberg and his employment is at will. In 2010 the board of directors committed to paying Mr. Vandeberg $5,000 per month for his services as an executive officer. Effective July 1, 2011, the board of directors increased that amount to $20,833 per month. Effective May 1, 2012, Mr. Vandeberg’s compensation was decreased to $10,000 per month and effective June 30, 2012 it was reduced to $5,000 per month. Mr. Vandeberg is to be reimbursed for out-of-pocket expenses reasonably incurred by him on our behalf or on behalf of Legend Canada.

Mr. Vandeberg is eligible to participate in any bonus plan approved by the board of directors. During 2011, Mr. Vandeberg was granted two stock option awards, each for 450,000 shares of common stock, pursuant to our 2011 Stock Incentive Plan, with an exercise price equal to the closing price of our common stock on the date of the grant. Each option vests at the following schedule: one-third is fully vested upon grant, one-third vests on the one-year anniversary of the date of grant, and the final one-third vests on the two-year anniversary of the date of grant, in each case subject to his continued employment.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table presents information about unexercised stock options held by each of the NEOs as of December 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Marshall Diamond-Goldberg	166,666	333,334	$2.17	11-01-2021
	166,666	333,334	0.99	12-14-2021
James Vandeberg	150,000	300,000	$2.17	11-01-2021
	150,000	300,000	0.99	12-14-2021

2011 Stock Incentive Plan

On May 3, 2011, our board of directors adopted the Legend Oil and Gas, Ltd. 2011 Stock Incentive Plan (the “Plan”). The 2011 Stock Incentive Plan provides for the grant of options (“Options”) to purchase common stock, and stock awards (“Awards”) consisting of common stock, to eligible participants, including our directors, executive officers, employees and consultants. The terms and conditions of the 2011 Stock Incentive Plan apply equally to all participants. We have reserved a total of 4,500,000 shares of common stock for issuance under the Plan. As of the Record Date, there were outstanding Options for a total of 2,840,000 shares of common stock, none of which have been exercised, and no Awards have been granted.

The Plan Administrator, which is currently the board of directors, may designate which of our directors, officers, employees and consultants are to be granted Options and Awards. The Plan Administrator has the authority, in its sole discretion, to determine the type or types of awards to be granted under the Plan. Awards may be granted singly or in combination.

Options

The 2011 Stock Incentive Plan allows for the award of “incentive stock options” and “non-qualified stock options”. Options may be granted by the Plan Administrator, in compliance with the requirements of the stock exchange on which the common stock may be listed or quoted. The Plan Administrator further determines the exercise price and other terms associated with any Options granted under the Option Plan, subject to the rules of the applicable stock exchange. The Options vest and expire on dates set by the Plan Administrator, being not more than ten years from the date of grant, provided that any outstanding Options will expire on a date not exceeding 90 days following the date that the holder ceases to be an officer, director, employee or consultant, for any reason other than retirement, death, permanent disability or termination for cause (as defined in the Plan). Options granted under the Plan are non-assignable.

Awards

The Plan Administrator is authorized to make Awards of common stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with us or the achievement of performance goals related to profits, profit growth, profit related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which common stock subject to Awards are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Award shall occur by reason of a participant’s termination of service.

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to an Award, or upon a participant’s release from any terms, conditions and restrictions of an Award, as determined by the Plan Administrator, we shall release, as soon as practicable, to a participant or, in the case of a participant’s death, to the personal representative of a participant’s estate or as the appropriate court directs, the appropriate number of common stock. Notwithstanding any other provisions of the 2011 Stock Incentive Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options and Awards shall terminate immediately prior to our corporate dissolution or liquidation. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

Potential Payments upon Resignation, Retirement, or Change of Control

We do not have any plans or agreements that are specific and unique to executive officers regarding termination of employment or a change of control of the Company.

Our 2011 Stock Incentive Plan provides for accelerated vesting of all unvested stock options and unvested restricted stock awards upon a “company transaction” (as defined in the Plan), irrespective of the scheduled vesting date for these awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information with respect to the beneficial ownership of our shares of common stock and convertible preferred stock as of the Record Date by our directors, named executive officers, and directors and executive officers as a group, as well as each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of our common stock. As of the Record Date, there were 74,854,241 shares of common stock issued and outstanding and 1,700,000 shares of convertible preferred stock outstanding. None of the officers and directors owned any shares of convertible preferred stock on the Record Date.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. To our knowledge, unless indicated in the footnotes to the table, each beneficial owner named in the tables below has sole voting and sole investment power with respect to all shares beneficially owned.

The address for each of our officers and directors is c/o our corporate offices at 1218 Third Avenue, Suite 505, Seattle, WA 98101.

Name and Address	Number of Shares of Common Stock	Percentage Ownership
Officers and Directors
Marshall Diamond-Goldberg(1)	6,360,133	8.5%
James Vandeberg(2)	6,208,688	8.3
John F. Busey(3)	20,000	**
Alan Jochelson(4)	20,000	**
All Directors and Executive Officers as a Group (5 persons)	12,775,488	16.9
5% Stockholders
International Sovereign Energy Corp.(5) 132 Simonston Blvd. Thornhill, Ontario L3T 4L8	24,902,763	33.3
Wayne Gruden(6) 1420 5th Avenue, Suite 2200 Seattle, Washington 98101	3,878,000	5.2

**	Less than one percent
(1)	Mr. Diamond-Goldberg beneficially owns these shares through Marlin Consulting Corp., of which he is the sole stockholder. The shares beneficially owned by Mr. Diamond-Goldberg include 333,332 shares of common stock underlying stock options that are currently exercisable.
(2)	The shares beneficially owned by Mr. Vandeberg include 300,000 shares of common stock underlying stock options that are currently exercisable. In 2010, Mr. Vandeberg gifted common stock to two other persons; Mr. Vandeberg retains no voting or dispositive power over such shares and disclaims beneficial ownership over the shares held by such persons.
(3)	The shares beneficially owned by Mr. Busey consist solely of 20,000 shares of common stock underlying stock options that are currently exercisable.
(4)	The shares beneficially owned by Mr. Jochelson consist solely of 20,000 shares of common stock underlying stock options that are currently exercisable.
(5)	International Sovereign Energy Corp. is a Canadian based publicly traded company with offices in Calgary, Alberta, and its stock is listed for trading on the Toronto Stock Exchange. The natural persons exercising shared voting and dispositive control over the shares of our common stock held by the selling shareholder are Sharad Mistry and John Lokke, the current CEO and a director of Sovereign.
(6)	The information for such 5% stockholder is based on the list of record holders maintained by our stock transfer agent. Such stockholder has not filed a Schedule 13D with the SEC disclosing its greater than five percent ownership.

We know of no arrangements, including pledges, by or among any of the forgoing persons, the operation of which could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR

INDEPENDENCE

Related Party Transactions

Except as set forth below, we are not aware of any material interest, direct or indirect, of any of our directors or executive officers, any person beneficially owning, directly or indirectly, 10% or more of our voting securities, or any associate or affiliate of such person in any transaction since the beginning of the last fiscal year or in any proposed transaction which in either case has materially affected or will materially affect us.

•

We lease office space for our principal executive offices from the law offices of Mr. Vandeberg, our director and executive officer. Our lease arrangement began in May 2010, at a rate of $500 per month for the 2010 fiscal year. The monthly rent was increased to $575 per month from January 1, 2011 to May 30, 2011. On June 1, 2011, Mr. Vandeberg moved office locations and our monthly rent increased to $1,000 per month. On October 1, 2011 the monthly rent was increased to $1,900. On August 1, 2012, the monthly rent will be reduced to $1,500. We plan to use space provided by Mr. Vandeberg until it is no longer suitable for our operations or circumstances demand otherwise.

•

During fiscal 2010 and 2011, we retained a law firm of which Mr. Vandeberg is the sole member for legal services. We paid $13,886 to Mr. Vandeberg’s law firm for services rendered in fiscal 2010 and approximately $116,346 in fiscal 2011.

•

Mr. Diamond-Goldberg previously served as a director of International Sovereign Energy Corp. from August 2010 until his resignation on July 1, 2011. As described in this prospectus, we entered into an Asset Purchase Agreement with International Sovereign Energy Corp. and acquired the Canadian Assets on October 20, 2011. The terms of our acquisition of the Canadian Assets was determined through independent negotiation between James Vandeberg, our Vice President and Chief Financial Officer, and Sharad Mistry, Sovereign’s Chief Executive Officer and Chief Financial Officer. Mr. Diamond-Goldberg recused himself from all negotiations with respect to the transaction.

•

We have a consulting services agreement with Marlin Consulting Corp., of which Mr. Diamond-Goldberg is the sole owner, which was made effective September 1, 2010. Pursuant to this agreement, Mr. Diamond-Goldberg serves as our President and as a consulting expert to us due to his specialized skills and extensive knowledge in the oil and gas industry, corporate finance and management. The agreement provides that Marlin Consulting Corp. is to be compensated at $6,000 per month during 2010 and $8,000 per month beginning in January 2011 and thereafter until the agreement terminates, plus a gross-up to cover applicable taxes and expense reimbursement for approved expenses. Effective July 1, 2011, the base compensation amount was increased by the board of directors to $26,250 per month. The term of the agreement is for one year and renews automatically on the anniversary of its effective date unless otherwise terminated by the parties. Mr. Diamond-Goldberg is to be reimbursed for out-of-pocket expenses reasonably incurred by him on our behalf or on behalf of Legend Canada. Mr. Diamond-Goldberg is eligible to participate in our 2011 Stock Incentive Plan or any bonus plan approved by the board of directors as provided in his agreement with us.

Conflicts of Interest

Our business raises potential conflicts of interest between us and certain of our officers and directors. Certain of our directors are directors of other natural resource companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation. In the event that such a conflict of interest arises at a meeting of the board of directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict.

Mr. Marshall Diamond-Goldberg is our executive officer, director and stockholder, and he is also a former director of Sovereign. We have not found any reason to be concerned with this potential conflict of interest since Mr. Diamond-Goldberg resigned as a member of the board of directors of Sovereign effective as of July 1, 2011, and he was not involved on Sovereign’s behalf in negotiating the terms of the Asset Purchase Agreement.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “FOR” Proposal 2

The Audit Committee of the Board of Directors has appointed Peterson Sullivan LLP (“Peterson Sullivan”) as the Company’s independent registered public accounting firm for the year ending December 31, 2012. Although not required, the Board of Directors is requesting ratification by the shareholders of this appointment. Stockholder ratification of the selection of Peterson Sullivan as our independent auditors is not required by our bylaws; however the Board of Directors is submitting the selection of Peterson Sullivan to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our shareholders.

Peterson Sullivan has audited our financial statements since January 21 2011. Peterson Sullivan replaced Robinson Hill and Company (“Robinson Hill”), who was dismissed by the Board of Directors on January 21, 2011. The dismissal of Robinson Hill was not based on any disagreement with Robinson Hill, and there were no adverse opinions or disclaimer of opinions contained within Robinson Hill’s reports of the previous two years before their dismissal. The decision to change our independent registered public accounting firm to Peterson Sullivan was made by the Board of Directors.

The Company incurred the following fees during fiscal 2011 and 2010 for services performed by Peterson Sullivan and our previous auditors, Robinson Hill:

	Peterson Sullivan LLP		Robinson Hill
	2011	2010	2011	2010
Audit Fees(1)	$48,400	—	—	$9,800
Audit Related Fees(2)	—	—	—	—
Tax Fees(3)	4,400	—	—	—
All Other Fees	—	—	3,100	—

(1)	“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-Q, acquisition due diligence, review of registration statements and issuance of comfort letters and audit services provided in connection with other statutory or regulatory filings.
(2)	“Audit Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements, and acquisition due diligence, review of registration statements and issuance of comfort letters.
(3)	“Tax Fees” generally represent fees for tax compliance, tax advice, tax-related acquisition due diligence and tax planning services, including preparation of tax returns.

The Audit Committee reviews and approves the fee to be paid to the independent registered public accounting firm. The Audit Committee is also responsible for reviewing and approving engagements of significant non-audit work performed by the independent registered public accounting firm, and the Audit Committee approved all audit related fees and tax fees.

Representatives from Peterson Sullivan are not expected to be present at the annual meeting, will not have the opportunity to provide a statement at the meeting, and will not be available to answer questions. If you wish to discuss any accounting with Peterson Sullivan, please contact James Vandeberg at 1218 Third Avenue, Suite 505, Seattle, WA 98101, and Mr. Vandeberg will arrange for communication with Peterson Sullivan.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3: APPROVAL OF THE LEGEND OIL AND GAS LTD. 2011 STOCK INCENTIVE

PLAN, AS AMENDED

The Board of Directors Recommends a Vote “FOR” Proposal 3

On May 3, 2011, our Board of Directors adopted the Legend Oil and Gas, Ltd. 2011 Stock Incentive Plan (the “Plan”). The Board of Directors amended the Plan on February 7, 2012. The purpose of the Plan is to enhance the long-term shareholder value of the Company, by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company or a Related Company and to acquire and maintain stock ownership in the Company.

The following description of the Plan is a summary, does not purport to be a complete description of the Plan and is qualified in its entirety by the full text of the Plan. A copy of the Plan is attached to this proxy statement as Annex A and is incorporated herein by reference.

Description of the Stock Incentive Plan

The 2011 Stock Incentive Plan provides for the grant of options (“Options”) to purchase common stock, and stock awards (“Awards”) consisting of common stock, to eligible participants, including our directors, executive officers, employees and consultants. The terms and conditions of the Plan apply equally to all participants. We have reserved a total of 4,500,000 shares of common stock for issuance under the Plan. As of the Record Date, there were outstanding Options for a total of 2,840,000 shares of common stock, none of which have been exercised, and no Awards have been granted.

The Plan Administrator, which is currently the board of directors, may designate which of our directors, officers, employees and consultants are to be granted Options and Awards. The Plan Administrator has the authority, in its sole discretion, to determine the type or types of awards to be granted under the Plan. Awards may be granted singly or in combination.

Options

The 2011 Stock Incentive Plan allows for the award of “incentive stock options” and “non-qualified stock options”. Options may be granted by the Plan Administrator, in compliance with the requirements of the stock exchange on which the common stock may be listed or quoted. The Plan Administrator further determines the exercise price and other terms associated with any Options granted under the Option Plan, subject to the rules of the applicable stock exchange. The Options vest and expire on dates set by the Plan Administrator, being not more than ten years from the date of grant, provided that any outstanding Options will expire on a date not exceeding 90 days following the date that the holder ceases to be an officer, director, employee or consultant, for any reason other than retirement, death, permanent disability or termination for cause (as defined in the Plan). Options granted under the Plan are non-assignable.

Awards

The Plan Administrator is authorized to make Awards of common stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with us or the achievement of performance goals related to profits, profit growth, profit related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which common stock subject to Awards are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Award shall occur by reason of a participant’s termination of service.

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to an Award, or upon a participant’s release from any terms, conditions and restrictions of an Award, as determined by the Plan

Administrator, we shall release, as soon as practicable, to a participant or, in the case of a participant’s death, to the personal representative of a participant’s estate or as the appropriate court directs, the appropriate number of common stock. Notwithstanding any other provisions of the 2011 Stock Incentive Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options and Awards shall terminate immediately prior to our corporate dissolution or liquidation. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

Unless earlier terminated by the Board, the Plan will terminate, and no further awards may be granted, ten years after the date on which the Board approved the Plan, or May 3, 2021. The Board may amend, suspend or terminate the Plan at any time, except that shareholder approval may be required for certain amendments under applicable law, regulation or stock exchange rule. Any amendment, suspension or termination of the Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially adversely affect any rights under an outstanding award.

Potential Payments upon Resignation, Retirement, or Change of Control

Our 2011 Stock Incentive Plan provides for accelerated vesting of all unvested stock options and unvested restricted stock awards upon a “company transaction” (as defined in the Plan), irrespective of the scheduled vesting date for these awards.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Plan generally applicable to the Company and to participants in the Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Stock Awards. A recipient of a stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares at the time of receipt.

Performance Awards. A participant generally will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize compensation taxable as ordinary income equal to the excess of (a) the amount of cash or the fair market value of any other property issued or paid to the participant pursuant to the terms of the award over (b) any amount paid by the participant with respect to the award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A of the Code. We intend that awards granted under the Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Plan until all tax withholding obligations are satisfied.

New Plan Benefits

The following table sets forth stock options and awards granted under the Plan in 2011 and 2012. Any future options or awards under the Plan will be made at the Board’s discretion and accordingly the future benefits and amounts to be received or allocated under the Plan are not determinable at this time.

2011 Stock Incentive Plan

Name and Position	Dollar Value ($)	Number of Options
Marshall Diamond-Goldberg, President	$1,392,000	1,000,000
James Vandeberg, Former Chief Financial Officer, Vice President, and Secretary	1,252,800	900,000
All current executive officers as a group	3,340,800	2,400,000
Non-executive director group	30,336	40,000
Non-executive officer employee group	556,800	400,000

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information as of December 31, 2011, the end of the most recently completed fiscal year, regarding shares of common stock that may be issued upon the exercise of options under our 2011 Stock Incentive Plan.

	(a)	(b)	(c)
Plan Category	No. of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	No. of Shares Available for Future Issuance, excluding securities reflected in Column (a)
Equity Compensation Plans Approved by Shareholders	—	—	—
Equity Compensation Plans Not Approved by Shareholders (1)	2,840,000	$1.57	1,660,000
TOTAL	2,840,000	$1.57	1,660,000

The Board of Directors recommends a vote FOR Proposal 3.

ANNUAL REPORT AND FORM 10-K; INTERNET AVAILABILITY OF PROXY MATERIALS

We have included with this proxy statement a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Legend Oil and Gas LTD., 2012 Annual Meeting of Shareholders to Be Held on August 29, 2012: the Proxy Statement and the Annual Report on Form 10-K are available at:

http://legendoilandgas.com/index.php/investor-center/investor-overview/

METHOD AND COST OF SOLICITATION

The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, the Company’s employees may request the return of proxies in person or by telephone. The Company has also hired Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717 to assist with Annual Meeting procedures. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners to execute proxies. On request, the Company will reimburse those expenses.

HOUSEHOLDING

The Company has adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, shareholders of record who have the same address receive only one copy of the Proxy Statement and Annual Report, as applicable. Shareholders who participate in householding continue to receive separate proxy forms.

Any shareholder who would prefer to have a separate copy of the Proxy Statement or Annual Report delivered to him or her at the shared address for this and future years may elect to do so by writing to Mr. James Vandeberg, Secretary, Legend Oil and Gas, Ltd., 1218 Third Avenue, Suite 505, Seattle, WA 98101. A copy of the materials will be sent promptly to the shareholder following receipt of such notice.

DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the Annual Meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this proxy statement. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

SHAREHOLDER PROPOSALS

Shareholders wishing to present proposals for action at an Annual Meeting must do so in accordance with the Company’s bylaws. For purposes of the Company’s 2013 Annual Meeting, such notice, to be timely, must be received by the Company between February 1, 2013 and March 5, 2013. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in next year’s Annual Meeting proxy materials be received at the Company’s principal office by March 5, 2013. The Company’s mailing address is 1218 Third Avenue, Suite 505, Seattle, WA 98101.

Whether you plan to attend the Annual Meeting or not, please submit a proxy through the internet or sign and return the enclosed proxy form in the enclosed, stamped envelope if this proxy was received by mail.

/s/ James Vandeberg
James Vandeberg
Secretary

Seattle, Washington

July 23, 2012

Legend Oil and Gas, LTD. 1218 Third Avenue, Suite 505 Seattle, WA 98101	PROXY

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Jim Vandeberg, Marshall Diamond-Goldberg, and John Busey as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Legend Oil and Gas, LTD., held on record by the undersigned on July 16, 2012 at the annual meeting of shareholders to be held on August 29, 2012 or any adjournment thereof

1. ELECTION OF DIRECTORS	FOR all nominees listed below (except as marked to the contrary below) ☐	WITHOLD AUTHORITY To vote for all nominees listed below ☐

Marshall Diamond-Goldberg	Jim Vandeberg	John Busey

2. PROPOSAL TO APPROVE THE APPOINTMENT OF SULLIVAN PETERSON LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY;

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. PROPOSAL TO ADOPT AND APPROVE THE 2011 LEGEND OIL AND GAS LTD., STOCK INCENTIVE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

Dated , 2012
Signature

PLEASE MARK SIGN DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
Signature if held jointly